UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2025

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2025, Nuburu, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with Alessandro Zamboni providing for the acquisition by the Company, either directly or through its subsidiary, Nuburu Defense, LLC (“Nuburu Defense”), of 100% of Orbit S.r.l. (“Orbit”), formerly known as 1AF2 S.r.l., an Italian software company specializing in digitalizing operational resilience solutions for mission-critical corporations (the “Acquisition”). Orbit is wholly owned by Alessandro Zamboni, the Company’s Executive Chairman and Co-CEO. The Acquisition constitutes a related party transaction under U.S. securities laws and, as a result, the Acquisition and LOI have been reviewed and approved by the independent directors on the Company’s Board of Directors (the “Board”).

The LOI outlines the principal terms and conditions of the Acquisition and is intended to be legally binding on the parties, with the understanding that the parties will negotiate in good faith and enter into definitive long-form agreements (the “Definitive Agreements”) to implement the Acquisition.

Under the LOI, the Company has agreed to invest $5,000,000 in capital stock to be issued by Orbit (the “Investment”) within 36 months of the date of the LOI. The Company agreed to pay $1,500,000 as an initial payment of such amount upon the signing of the LOI.

Following the Investment, the Company will acquire the remaining equity interests in Orbit, expected to occur no later than December 31, 2026, at an agreed-upon valuation of $12,500,000 (the “Consideration”). The agreed-upon valuation was based on a preliminary pricing analysis of Orbit conducted by an independent valuation firm.

The Company agreed to pay an advance payment of the Consideration worth $3,750,000, by (i) offsetting of a credit owed by Mr. Zamboni to the Company of $1,350,000 related to TCEI S.a.r.l. from March 2025 and (ii) paying $2,400,000 to Mr. Zamboni in four tranches of $600,000 each that are due on the date of signing of the LOI, by December 31, 2025, by March 31, 2026 and by June 30, 2026; provided that the Company agrees to accelerate the tranche payments by using 20% of the proceeds arising from any fund-raising transactions consummated by the Company. Subject to obtaining stockholder approval, the Company agreed to pay the second portion of the Consideration, in the amount of $8,750,000, by December 31, 2026, in the form of preferred shares of the Company that have voting rights at a ratio of 5:1 as compared to the shares of the Company’s common stock, include anti-dilution protections, and are convertible into shares of the Company’s common stock on a 1:1 basis (the “Preferred Shares”). The Company agreed that, by July 31, 2026, it will hold a stockholders’ meeting to seek approval of the issuance of the Preferred Shares to Mr. Zamboni.

Upon the signing of the LOI and for 36 months, the Company has the exclusive right to market, sell and distribute the Orbit platform to the defense sector globally.

The parties intend to sign Definitive Agreements in October 2025 and complete the closing of the Acquisition by December 31, 2026.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Co-Chief Executive Officers

On October 1, 2025, the Board of the Company appointed Alessandro Zamboni, the Company’s Executive Chairman, and Dario Barisoni, a Class I director of the Company, as co-Chief Executive Officers (“Co-CEOs”) of the Company. Mr. Zamboni will continue to serve as Executive Chairman of the Board and, as Co-CEO, he will oversee corporate strategy and financing, treasury and financial reporting, public and investor relations, and market strategy. Mr. Barisoni will continue as a Class I director of the Company and, as Co-CEO, he will report to Mr. Zamboni and will oversee the operations of the Company's business and subsidiaries, implementing acquisitions and post-merger integration operations, driving synergies across business units, and developing operational and investment strategies for subsidiaries. The biographies of Mr. Zamboni and Mr. Barisoni are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on June 10, 2025.

Compensation of Co-Chief Executive Officers

Each Co-CEO will earn an annual base salary of $440,000, beginning on October 1, 2025. Each Co-CEO will be eligible to receive an annual cash target bonus equal to 100% of his base salary. Mr. Barisoni will receive a one-time signing bonus of $120,000.

Each Co-CEO will also receive an equity award of 1,774,000 restricted stock units (“RSUs”) under the Company’s 2022 Equity Incentive Plan (as amended, the “2022 Plan”), vesting on October 31, 2025. Each Co-CEO is also being granted an equity award consisting of 5,726,000 RSUs (the “Contingent RSU Awards”) to be issued pursuant to the 2022 Plan that is contingent on (i) approval by the Company’s stockholders at the next meeting of the Company’s stockholders of a sufficient increase in the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the 2022 Plan to satisfy the Contingent RSU Awards, in which case the Contingent RSU Awards vest on July 3, 2026 or (ii) the next annual evergreen increase of shares of Common Stock issuable under the 2022 Plan providing sufficient shares to satisfy the Contingent RSU Awards (collectively, the “Share Increase Contingency”), in which case the grant will be made in four equal installments, all vesting in three equal yearly installments on the first trading day after July 2 of each year, with the first installment vesting on July 3, 2026; provided that such Contingent RSU Awards shall be rescinded and of no effect if a sufficient number of shares to satisfy such award is not authorized by October 1, 2026.

Subject to the Share Increase Contingency, each Co-CEO will receive a performance-based equity incentive to be issued in RSUs (the “Stock Price Performance RSUs”) equal to an aggregate of: (i) 0.7% of the then outstanding shares of Common Stock (the “Outstanding Shares”), upon the trading price reaching or exceeding an average of $0.70 for over 20 consecutive trading days; (ii) an additional 1% of Outstanding Shares, upon the trading price reaching or exceeding an average of $1.00 for over 20 consecutive trading days; and (iii) an additional 1.5% of Outstanding Shares for every subsequent $1.00 increase in trading price, sustained for over 20 consecutive trading days, with each such award being earned and awarded only once per milestone and such Stock Price Performance RSUs to be issued on the next trading day after the relevant performance metric is achieved and to vest on the 30ᵗʰ trading day after the grant date.

Effective October 1, 2025, Mr. Barisoni will no longer serve on any committees of the Board and the Co-CEOs will no longer receive any additional compensation for service on the Board.

There is no other arrangement or understanding between either Mr. Zamboni or Mr. Barisoni and any other persons pursuant to which they will be appointed as Co-CEOs of the Company. Mr. Zamboni and Mr. Barisoni do not have a family relationship with any member of the Board or any executive officer of the Company. Except as previously disclosed in the Company’s filings with the SEC, Mr. Zamboni has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K. Mr. Barisoni has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Compensation of Non-Employee Directors

On October 1, 2025, the Board approved and adopted the Board Compensation Program, which is attached hereto as Exhibit 10.1.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2025, Dario Barisoni was appointed as a Co-CEO of the Company and, as a result, he ceased to be an independent director on the Board and he ceased to be a member of the Audit Committee of the Board.

On October 7, 2025, as required by Section 303A.12(b) of the NYSE Listed Company Manual, the Company submitted an interim written affirmation to the NYSE American Market (the “Exchange”) as a notice of non-compliance with Section 803B(2)(c) of the NYSE American Company Guide (the “Company Guide”), since the Audit Committee is no longer comprised of at least two independent directors. Pursuant to Section 803B(6)(b) of the Company Guide, the Company has until the earlier of its next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to comply with the audit committee composition requirements to regain compliance with the continued listing standards. The Board is undertaking a process to identify one or more independent directors to join the Board within the permitted time frame.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Board Compensation Program
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	October 7, 2025	By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni Title: Executive Chairman